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                                                                    Exhibit a(3)

                         CITIFUNDS TAX FREE INCOME TRUST

                                  Amendment to
                              Declaration of Trust

     The undersigned, constituting a majority of the Trustees of CitiFunds Tax Free Income Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated May 27, 1986, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following:

          Section 1.1. Name. The name of the trust created hereby is "Salomon Funds Trust."

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Trust (which may be on one or more separate counterparts) as of the 12th day of July, 2001.



/s/ Elliot J. Berv                          /s/ Mark T. Finn
-----------------------------------         -----------------------------------
Elliott J. Berv                             Mark T. Finn
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Riley C. Gilley                         /s/ Diana R. Harrington
-----------------------------------         -----------------------------------
Riley C. Gilley                             Diana R. Harrington
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Susan B. Kerley                         /s/ C. Oscar Morong, Jr.
-----------------------------------         -----------------------------------
Susan B. Kerley                             C. Oscar Morong, Jr.
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Walter E. Robb, III                     /s/ E. Kirby Warren
------------------------------------        -----------------------------------
Walter E. Robb, III                         E. Kirby Warren
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Heath B. McLendon
------------------------------------
Heath B. McLendon
As Trustee and Not Individually



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                               SALOMON FUNDS TRUST

                              Amended and Restated
                   Establishment and Designation of Series of
                Shares of Beneficial Interest (without par value)

     Pursuant to Section 6.9 of the Declaration of Trust, dated May 27, 1986, as amended (the "Declaration of Trust"), of Salomon Funds Trust (formerly, CitiFunds Tax Free Income Trust) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of three series of Shares (as defined in the Declaration of Trust) which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1. The series of the Trust are as follows:

             The series previously designated as "Citi National Tax Free Income Fund," "Citi California Tax Free Income Fund" and "Citi New York Tax Free Income Fund" shall be designated "Salomon Brothers National Tax Free Income Fund," "Salomon Brothers California Tax Free Income Fund" and "Salomon Brothers New York Tax Free Income Fund," respectively.

             The remaining series of the Trust is Salomon Brothers Mid Cap Fund.

     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.




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                                      -2-


     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.


     6. This Amended and Restated Establishment and Designation of Series shall be effective as of July 12, 2001.


     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which may be on one or more separate counterparts) as of the 12th day of July, 2001.


/s/ Elliott J. Berv                         /s/ Mark T. Finn
----------------------------------          -----------------------------------
Elliott J. Berv                             Mark T. Finn
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Riley C. Gilley                         /s/ Diana R. Harrington
----------------------------------          -----------------------------------
Riley C. Gilley                             Diana R. Harrington
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Susan B. Kerley                         /s/ C. Oscar Morong, Jr.
----------------------------------          -----------------------------------
Susan B. Kerley                             C. Oscar Morong, Jr.
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Walter E. Robb, III                     /s/ E. Kirby Warren
----------------------------------          -----------------------------------
Walter E. Robb, III                         E. Kirby Warren
As Trustee and Not Individually             As Trustee and Not Individually


/s/ Heath B. Mclendon
----------------------------------
Heath B. McLendon
As Trustee and Not Individually